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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

             Date of Report (Date of earliest event reported):  January 30, 1998





                                  VISION TWENTY-ONE, INC.
                   -------------------------------------------------------
                   (Exact name of registrant as specified in its charter)





               FLORIDA                    0-22977               59-3384581
          ----------------            ---------------        ----------------
          (State or other               (Commission            (IRS Employer
           jurisdiction of              File Number)        Identification No.)
           incorporation)





     7209 BRYAN DAIRY ROAD
        TAMPA, FLORIDA                                         33777
----------------------------------                     -------------------
 (Address of principal executive offices)                  (Zip Code)





Registrant's Telephone Number, Including Area Code:  813-545-4300

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ITEM 5.  OTHER MATTERS.

         On January 30, 1998 Vision Twenty-One, Inc. (the "Company") finalized a five year, $50.0 million bank credit agreement (the "Credit Agreement") with the Bank of Montreal as agent (the "Agent") for a consortium of banks. The Credit Agreement, which matures in January, 2003, provided the Company with a revolving credit facility component in an aggregate amount of up to $10.0 million and a term loan component in an aggregate amount of up to $40.0 million. The Credit Agreement is secured by a pledge of the stock of substantially all of the Company's subsidiaries and the assets of the Company and certain of its subsidiaries and is guaranteed by certain of the Company's subsidiaries. The Credit Agreement contains negative and affirmative covenants and agreements which place restrictions on the Company regarding disposition of assets, capital expenditures, additional indebtedness, permitted liens and payment of dividends, as well as requiring the maintenance of certain financial ratios. The interest rate on the Credit Agreement is, at the option of the Company, either (i) the London InterBank Offered Rate plus an applicable margin rate, (ii) the greater of (a) the Agent's prime commercial rate or (b) the "federal funds" rate plus 0.5%, or (iii) a fixed rate loan as determined by the Agent at each time of borrowing. The Company used approximately $26.0 million of the available proceeds under the Credit Agreement at the closing to repay the outstanding balance under the Company's previous credit facility with Prudential Securities Credit Corporation. The Company currently has a balance available of approximately $24 million under the Credit Agreement which it expects will be utilized for acquisitions and for working capital and general corporate purposes.

                 On February 2, 1998, the Company issued a press release announcing the Credit Agreement, a copy of which is filed herewith as Exhibit 99.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

                 (c)      Exhibits

                          The Exhibits to this Report are listed in the Exhibit Index set forth elsewhere herein.



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                                   SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        VISION TWENTY-ONE, INC.

                                        By: /s/  Richard T. Welch
                                           ----------------------------------
                                                 Richard T. Welch
                                        Its:     Chief Financial Officer


Dated:  February 9, 1998




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                               INDEX TO EXHIBITS



EXHIBIT
NUMBER           EXHIBIT
------           -------
4.1              Credit Agreement dated as of January 30, 1998 among Vision
                 Twenty-One, Inc., the Banks Party Hereto and Bank of Montreal as Agent.

10.1 Credit Agreement dated as of January 30, 1998, among Vision Twenty-One, Inc., the Banks Party Hereto, and Bank of Montreal as Agent, filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference.

99               Copy of Press Release of the Company dated February 2, 1998.
__________________





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